Exhibit 10.29

WAIVER AND CONSENT

This Waiver and Consent (“Consent”) is made and entered into as of December 13, 2022, by Hunan An Yue Kenny Health Management Co. Limited (the “Holder”) in connection with the Promissory Note attached hereto as Exhibit A (the “Promissory Note”) and Securities Subscription Agreement attached hereto as Exhibit B (the “Securities Subscription Agreement”) entered into between Etao International Group, a Cayman Islands corporation (the “Parent”), Etao International Healthcare Technology Co., Ltd. (the “WFOE”), and the Holder. Capitalized terms used but not defined herein will have the meanings assigned to them in the Promissory Note and the Securities Subscription Agreement, respectively.

WHEREAS, the Parent and WFOE entered into the Promissory Note dated as of August 24, 2021, whereby the Parent and WFOE will jointly and severally, and unconditionally promise to pay to the order of Holder, the principal amount of $941,538.46 USD (the “Principal Amount”), together with the accrued interest at the rate of 2% per annum; and

WHEREAS, the the Parent and WFOE wish to request a waiver of Section 1(b) of the Promissory Note and Section 2.2(a) of the Securities Subscription Agreement by the Holder of the Holder’s right to request the prepayment of the Promissory Note, upon completion of the DeSpac Merger between Mountain Crest Acquisition Corp. III, a Delaware corporation, and the Parent.

NOW, THEREFORE, the Holder hereby agrees as follows:

1.       The Holder hereby agrees to waive its right to demand prepayments of the Promissory Note pursuant to Section 1(b) of the Promissory Note, as set forth below:

“b) Mandatory Prepayments. Upon the completion of the DeSPAC Merger, the Holder shall have the right to request the repayment of the Note, in whole or in part, on or after the date (“Mandatory Prepayment Triggering Date”) that is thirty (30) calendar days from the consummation of the DeSPAC Merger, provided that the Mandatory Prepayment Triggering Date occurs prior to the Maturity Date.”

2.       The Holder hereby agrees to waive its right to demand prepayments of the Securities Subscription Agreement pursuant to Section 2.2(a) of the Securities Subscription Agreement, as set forth below:

(a)       Subject to this Agreement, the Shareholder shall, through her designated Person (the “Holdco”), receive the Subscription Shares in a total amount of 312,600 Class A ordinary shares of the Parent as the Subscription Shares in the amounts as set forth in Annex A and the WFOE Parties shall jointly issue the Promissory Note to the Shareholder in the aggregate amount of $857,142.85 USD based on the Currency Exchange Rate, substantially in the form attached hereto as Exhibit A. Subject to the terms and conditions of the Promissory Note, such Note shall be unsecured, have a term of three (3) years from the Closing Date, bear an interest of 2% per annum, and the Note holder will have the right to prepayment of the Promissory Note upon the occurrence of certain conditions, including the completion of the business combination with a SPAC.

3.       The invalidity or unenforceability of any provision hereof will in no way affect the validity or enforceability of any other provision.

4.       All notices, demands, requests, consents, approvals, and other communications required or permitted in connection with this Consent shall be made and given in the same manner set forth in Section 4(a) of the Promissory Note and Section 14.4 of the Securities Subscription Agreement.

5.       This Consent shall be governed by, interpreted and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws and as further described in Section 4(k) of the Promissory Note and Section 14.14 of the Securities Subscription Agreement.

(Signatures to follow)

IN WITNESS WHEREOF, the Holder has caused this Waiver to be executed as of the date first written above.

Holder

Hunan An Yue Kenny Health Management Co. Limited

By:	\s\ Tianming Zhao
Name:	Tianming Zhao
Title:	Chairman and CEO

EXHIBIT A

PROMISSORY NOTE

EXHIBIT B

SECURITIES SUBSCRIPTION AGREEMENT